UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 8, 2026

SENTINELONE, INC.
(Exact name of registrant as specified in its charter)
_____________________________________________________________________________________________

Delaware	001-40531	99-0385461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	444 Castro Street
	Suite 400
Mountain View	California	94041
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (855) 868-3733
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001	S	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01 Other Events.

On January 8, 2026, SentinelOne, Inc. (the “Company”) entered into an Assessment Agreement (the “Agreement”) with the Israeli Tax Authority (the “ITA”) covering various transfer pricing matters for intercompany transactions between the Company and its Israeli subsidiary, Sentinel Labs Israel Ltd., including the valuation and taxation of the intergroup utilization of the Company’s Israeli subsidiary’s intellectual property. The Agreement covers the Company’s fiscal years ended January 31, 2021 through January 31, 2025 and fully and finally resolves all related disputed tax matters between the Company and its affiliates and the ITA.

This settlement with the ITA includes certain principles established in the bilateral Advanced Pricing Agreement (“APA”) process between the Company, the Internal Revenue Service and the ITA, through which the Company has been negotiating since fiscal year 2022, and provides a final tax determination on this matter.

As previously disclosed in the Company’s Form 10-Q dated May 28, 2025 for the first quarter of fiscal year 2026, the Company incurred a tax expense of $136.0 million and recorded a long-term tax contingency in that amount. In connection with the final resolution of this matter and all issues relating to the valuation of the Company’s Israeli subsidiary’s intellectual property, the Company expects to record an additional $14.0 million tax expense in the current fiscal year ending January 31, 2026.

In regard to the Company’s acquisition in September 2025 of Prompt Security, Inc. (“Prompt”) and its wholly owned Israeli subsidiary, the Company expects to record an additional $30.0 million tax expense for the fiscal year ending January 31, 2026. The Agreement also provides for the tax impact of the alignment of Prompt’s intellectual property into the Company’s structure and fully resolves any and all issues relating to the valuation of Prompt’s intellectual property.

The Agreement provides for installment payments through 2030 with unpaid balances accruing interest at 7.0% per annum. The Company has the option to extend the payment schedule for up to two additional years. In the event of a change in control, all unpaid amounts would accelerate in accordance with the terms of the Agreement. The initial installment payments through fiscal year 2028 are in local currency in the following approximate USD amounts: $30 million in the first quarter of fiscal year 2027, $10 million in the fourth quarter of fiscal year 2027, and $15 million in the fourth quarter of fiscal year 2028.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTINELONE, INC.

Date: January 14, 2026	By:	/s/ Keenan Conder
Keenan Conder
Chief Legal Officer and Secretary